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                                                                      EXHIBIT 16




June 14, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, D.C. 20549


Dear Sirs/Madams:


We have read and agree with the comments in Item 4 of Form 8-K of Universal Forest Products, Inc. dated June 14, 2001 insofar as the comments relate to us.


Yours truly,



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP




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